UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2023

RVL Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	001-38709	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (908) 809-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	RVLP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 2, 2023, RVL Pharmaceuticals plc (the “Company”) received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s ordinary shares, $0.01 nominal value per share (the “Ordinary Shares”), had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”).

The deficiency letter has no immediate effect on the listing of the Ordinary Shares on the Nasdaq Global Select Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days from receipt of the deficiency letter, or until November 29, 2023, to regain compliance with the Bid Price Requirement. To regain compliance, the closing bid price for the Ordinary Shares must be at least $1.00 per share for a minimum of 10 consecutive business days by November 29, 2023, unless Nasdaq exercises its discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(H). There can be no assurance the Company will be able to regain compliance with the Bid Price Requirement.

If the Company does not regain compliance with the Bid Price Requirement by November 29, 2023, the Company may qualify for an additional 180 calendar day compliance period. To qualify, the Company must submit an application to Nasdaq to transfer the listing of the Ordinary Shares to The Nasdaq Capital Market, which requires the Company to meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, other than the Bid Price Requirement. The Company would also need to pay an application fee to Nasdaq and will need to provide written notice of its intention to cure the deficiency during the additional compliance period. As part of its application review process, Nasdaq would make a determination of whether it believes the Company will be able to cure the deficiency.

If the Company does not regain compliance within the compliance period(s), Nasdaq will provide written notification to the Company that the Ordinary Shares will be subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq Listing Qualifications Panel. There can be no assurance that, if the Company decides to appeal the delisting determination, such appeal would be successful.

The Company intends to monitor the closing bid price of the Ordinary Shares and may, if appropriate, consider available options to regain compliance with the Bid Price Requirement, including, subject to approval of the Company’s Board of Directors and shareholders, implementing a reverse share split. There can be no assurance that a reverse share split would be approved or would result in a sustained higher share price that would allow the Company to regain compliance with the Bid Price Requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVL PHARMACEUTICALS PLC

Dated: June 2, 2023	By:	/s/ Brian Markison
Brian Markison
Chief Executive Officer